SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2005

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On September 27, 2005, Dover Corporation (“Dover”), through its subsidiary Dover Electronics, Inc. (“Dover Electronics”), completed the acquisition of all the outstanding shares of Knowles Electronics Holding Inc. (“Knowles”) from Key Acquisition, L.L.C. and the other stockholders of Knowles for a cash purchase price of $750 million. A portion of the purchase price was allocated to satisfy all outstanding debt obligations of Knowles, including the discharge of Knowles’ 13 1/8% Senior Subordinated Notes due October 15, 2009. Dover funded the acquisition through its commercial paper program.
     A copy of the Stock Purchase Agreement, dated as of August 21, 2005, by and among Knowles, Key Acquisition, L.L.C., the other stockholders of Knowles, Dover Electronics and Dover is attached hereto as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure
     On September 27, 2005, Dover issued a press release announcing the completion of the purchase of all the outstanding shares of Knowles. The press release is attached hereto as Exhibit 99.1.
     The information in this Item 7.01, including the exhibit referred to herein, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of Dover’s filings with the SEC under the Securities Act of 1933.
Item 8.01 Other Events
     On August 5, 2005, Dover, through its subsidiary Dover Electronics, completed the acquisition of all the outstanding shares of Colder Products Company. Colder designs and manufactures plastic quick disconnect couplings and specialized liquid and gas handling devices for low pressure plastic tubing connections. Colder estimates 2005 sales to be approximately $50 million.
     On September 23, 2005, Dover, through its subsidiary Dover Diversified, Inc., entered into an agreement with Alfa Laval to sell Tranter PHE for approximately $150 million. The closing of the transaction is subject to regulatory approval and other customary closing conditions. Tranter PHE manufactures gasketed plate and frame heat exchangers, welded plate heat exchangers and all-welded heat exchangers for a wide range of applications in a variety of industries and estimates 2005 sales to be approximately $100 million.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:
10.1	Stock Purchase Agreement, dated as of August 21, 2005, by and among Knowles, Key Acquisition, L.L.C., the Other Stockholders of Knowles, Dover Electronics and Dover

99.1	Press Release of Dover, dated September 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt

Joseph W. Schmidt, Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Stock Purchase Agreement, dated as of August 21, 2005, by and among Knowles Electronics Holdings, Inc., Key Acquisition, L.L.C., the Other Stockholders of Knowles Electronic Holdings, Inc., Dover Electronics, Inc. and Dover Corporation

99.1	Press Release of Dover Corporation, dated September 27, 2005